UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2014, SolarCity Corporation, a Delaware corporation (the “Company”), entered into an Indenture (the “Indenture”), between the Company and Wells Fargo, National Association, as trustee (the “Trustee”), relating to the issuance of its 1.625% Convertible Senior Notes due 2019 (the “Notes”). The Notes bear interest at a rate of 1.625% per year, payable semi-annually on May 1 and November 1 of each year, beginning on May 1, 2015. The Notes will mature on November 1, 2019, unless, earlier repurchased by the Company or converted pursuant to their terms. The Notes were issued to the initial purchasers pursuant to the Purchase Agreement, dated as of September 24, 2014 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 25, 2014), in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act.

The initial conversion rate of the Notes is 11.9720 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $83.53 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make whole adjustment event (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Holders of the Notes may convert all or a portion of their Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Notes will be settled in shares of the Company’s common stock and cash in lieu of fractional shares, if any.

The Company may not redeem the Notes at its option prior to the maturity date and no sinking fund is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture), holders may require the Company to purchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Notes are the Company’s general unsecured obligations and will rank equal in right of payment with all of the Company’s existing and future liabilities that are not expressly subordinated to the Notes; effectively rank junior in right of payment to any of its secured indebtedness, to the extent of the value of the assets securing such indebtedness; and are structurally subordinated to all indebtedness and other liabilities (including trade payables) of subsidiaries of the Company.

The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

(1) the Company defaults in any payment of interest on the Notes when due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of principal on the Notes when due and payable at maturity, upon any required repurchase;

(3) failure by the Company to give a fundamental change notice or notice of a specified corporate transaction when due with respect to the Notes;

(4) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;

(5) default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, indenture or other instrument under which there may be outstanding or by which there may be secured or evidenced any indebtedness for money borrowed (other than (a) any non-recourse indebtedness for money borrowed or (b) indebtedness for money borrowed of a subsidiary of the Company if such subsidiary is a special purpose entity that serves as a vehicle to obtain financing that is otherwise non-recourse to the Company and its other subsidiaries), whether such indebtedness now exists or shall hereafter be created, if such default (i) is caused by a failure to pay the principal of any such indebtedness at its stated maturity prior to the expiration of the grace period provided in such indebtedness on the date of such default or (ii) results in such indebtedness becoming or being declared due and payable prior to its express maturity, and, with respect to defaults described in either clause (i) or (ii), the principal amount of all defaulted indebtedness described in clauses (i) and (ii) aggregates $50.0 million or more, and such default is not cured waived, rescinded or annulled, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture;

(6) default by the Company with respect to any covenant contained in the Indenture or the Notes that continues for 60 days after written notice of such default by the Trustee to the Company or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

(7) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries (as defined in the Indenture).

If such an event of default, other than an event of default described in clause (7) above with respect to the Company, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest on the Notes, if any, will be due and payable immediately.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and the Form of 1.625% Convertible Senior Notes due 2019, which are filed as Exhibit 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Indenture, dated as of September 30, 2014, between the Company and Wells Fargo, National Association, as Trustee.

4.2	Form of Note (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

By:	/s/ Brad W. Buss

Brad W. Buss
Chief Financial Officer

Date: October 6, 2014

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of September 30, 2014, between the Company and Wells Fargo, National Association, as Trustee.

4.2	Form of Note (included in Exhibit 4.1).